                                                                    Exhibit 4(b)

      INDENTURE, dated as of May 29, 1998 between LES, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), Laidlaw Environmental Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Parent"), each of the Company's wholly-owned domestic subsidiaries listed on Schedule I hereto (collectively, the "Subsidiary Guarantors" and together with the Parent, the "Guarantors") and The Bank of Nova Scotia Trust Company of New York, a bank and trust company duly organized and existing under the laws of New York, trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the creation of and issue of 9 1/4% Senior Subordinated Notes due 2008 (herein called the "Initial Securities"), and 9 1/4% Exchange Senior Subordinated Notes due 2008 (the "Exchange Securities" and, together with the Initial Securities, the "Securities") to be issued in exchange for the Initial Securities of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

      Each of the Guarantors has duly authorized its guarantee of the Securities, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture.

      Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      The Company has also duly authorized the creation of up to $75,000,000 aggregate principal amount of additional Securities to be issued from time to time having identical terms and conditions to the Initial Securities offered hereby.

      All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Guarantors, each in accordance with their respective terms.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

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      For and in consideration of the premises and the purchase of the
Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

      SECTION 101. Definitions.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person shall not be Acquired Indebtedness.

      "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

      "Additional Securities" has the meaning set forth in Section 301.


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      "Adjusted Net Assets" has the meaning set forth in Section 1301.

      "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Affected Obligor" has the meaning set forth in Section 1402.

      "Affected Obligor Senior Indebtedness" has the meaning set forth in
Section 1402.

      "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent Member" means any member of, or participant in, the Depositary.

      "Applicable Procedures" means applicable procedures of the Depositary, Euroclear System or Cedel Bank S.A., as the case may be.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of
Article VIII, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Indenture, (iii) to any Person to the extent it constitutes a Restricted Payment that is permitted under Section 1011, (iv) consisting of inventory or wornout, obsolete or permanently retired equipment and facilities, (v) the gross proceeds of which (exclusive of indemnities) do not exceed $5.0 million in connection with any transfer or (vi) that constitutes a Permitted Investment.

      "Asset Sale Offer" has the meaning set forth in Section 1013.


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      "Asset Sale Purchase Date" has the meaning set forth in Section 1013.

      "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      "Banks" means the banks and other financial institutions that from time to time are lenders under the Senior Credit Facility.

      "Blockage Notice" has the meaning set forth in Section 1403.

      "Board of Directors" means, as the context requires, either the board of directors of the Company or a Guarantor, as the case may be, or any duly authorized committee of that board.

      "Board Resolution" means, as the context requires, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interests in, the equity of such Person, but excluding any debt securities convertible into such equity.


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      "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of one year or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (c) commercial paper with a maturity of one year or less issued by a Person rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase obligations with a term of no more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (b) of this definition; and (g) funds which invest in any of the foregoing.

      "CEDEL" means Cedel Bank, S.A., or any successor securities clearing agency.

      "Change of Control" means the occurrence of any of the following events:

            (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company;

            (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

            (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions of Article VIII.


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      "Change of Control Offer" has the meaning set forth in Section 1012.

      "Change of Control Payment Date" has the meaning set forth in Section
1012.

      "Closing Date" means the date on which the Initial Securities are originally issued under this Indenture.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities (as if the final maturity of the Securities was June 1, 2003) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

      "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, plus (c) the depreciation and amortization expense of the Company and its Restricted Subsidiaries for


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

such period, plus (d) any other non-cash charges for such period and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

      "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income, (d) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income.

      "Consolidated Net Tangible Assets" means, with respect to the Company, at any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding current maturities of long-term debt and Capital Lease Obligations) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

      "Consolidated Net Worth" means, at any date of determination, the stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity


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

with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

      "Contingent Obligations" means, at any date of determination, (a) all obligations of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) in respect of performance bonds and letters of credit in the nature of performance bonds and similar obligations and (b) all guarantees of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) or the obligations referred to in clause (a).

      "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Liberty Plaza, 23rd Floor, New York, New York 10006.

      "Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 309.

      "Depositary" means The Depository Trust Company, its nominees and successors.

      "Designated Assets" means the assets and properties acquired by the Company in the Safety-Kleen Acquisition relating to (a) the European operations of Safety-Kleen referred to in footnote 4 to the audited consolidated financial statements of Safety-Kleen incorporated by reference into Safety-Kleen's Annual Report on Form 10-K for the year ended January 3, 1998 and (b) the oil recovery services provided by Safety-Kleen and set forth in the table under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Revenues" incorporated by reference into Safety-Kleen's Annual Report on Form 10-K for the year ended January 3, 1998.

      "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Facility and (ii) any other issue of Senior Indebtedness or refinancing thereof permitted by the definition of Senior Indebtedness, having a principal amount of at least $25.0 million.


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      "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

      "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Securities, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1012 and 1013 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the Securities as are required to be repurchased pursuant to Sections 1012 and 1013.

      "Domestic Restricted Subsidiary" means a Domestic Subsidiary that is a Restricted Subsidiary.

      "Domestic Subsidiary" means any Subsidiary whose jurisdiction of incorporation, organization or formation is the United States, any state thereof or the District of Columbia.

      "Euroclear" means the Euroclear Clearance System, or any successor securities clearing agency.

      "Event of Default" has the meaning specified in Section 501.

      "Excess Proceeds" has the meaning set forth in Section 1013.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

      "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

      "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.


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

      "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provisions in
Section 309 of the Initial Securities and transfer restrictions in Section 307 of the Initial Securities) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

      "Fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction.

      "Fall-away Event" shall have the meaning specified in Section 1027.

      "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

      "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net payments (if any) pursuant to Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation,
(iv) amortization of debt issuance costs and (v) the interest component of Capital Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries, plus (d) all payments, loans or advances made pursuant to clause (viii) or (ix) of paragraph (b) of Section 1011 in respect of interest payments on the Indebtedness described in such clauses; provided, however, that Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

      "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges for such period.

      "Foreign Subsidiary" means any Subsidiary other than a Domestic
Subsidiary.

      "Funding Guarantor" has the meaning set forth in Section 1301.


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      "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of Indenture.

      "Global Security" shall have the meaning specified in Section 201.

      "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

      "Guarantor" means the Parent or any Restricted Subsidiary that issues a Securities Guarantee.

      "Guarantor Senior Indebtedness" means, as to any Guarantor, the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of such Guarantor (other than the Securities Guarantee made by such Guarantor or Pari Passu Indebtedness), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinate in right of payment to the Securities Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of such Guarantor from time to time owed to the Banks under the Senior Credit Facility; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facility shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of such Guarantor. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness that is represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (d) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor, (e) Indebtedness of such Guarantor to the Parent, the Company, a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by such Guarantor in violation of the Indenture, and (g) amounts owing under leases (other than Capital Lease Obligations).


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

      "Hedging Obligations" means the obligations of any Person under (a) Interest Rate Agreements and (b) Currency Agreements.

      "Holder" means the Person in whose name a Security is, at the time of determination, registered on the Security Register.

      "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than obligations in respect to performance bonds and letters of credit in the nature of performance bonds), (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends), (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Securities, including the Guarantors, to pay principal of and premium, if any, and interest on the Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

      "Independent Investment Banker" means TD Securities (USA) Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another independent banking institution of national standing selected by the Company.

      "Initial Period" has the meaning set forth in Section 1403.

      "Initial Securities" has the meaning stated in the first recital of this Indenture.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other related agreements designed to protect against or manage exposure to fluctuations in interest rates and either (a) entered into in the ordinary course of business or (b) relating to the Indebtedness permitted under the Indenture.

      "Investment" in any Person means (a) any direct or indirect advance, loan or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of, Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment of cash or other property in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business and
(d) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

      "Investment Grade" means a rating of the Securities by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further that in the event Moody's or S&P is no longer in existence, for purposes of determining whether the Securities are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which designation shall be given to the Trustee.

      "Laidlaw" means Laidlaw Inc., a corporation organized under the laws of Canada.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "NationsBank Facility" means either (a) the working capital facility made available pursuant to the letter agreement dated March 31, 1998 between NationsBank of Texas, N.A., as lender, and the Company, as borrower or (b) any other agreement or agreements between the Company or any Restricted Subsidiary and a financial institution or institutions providing for the making of loans or advances on a revolving basis and/or the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Company's general corporate requirements.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (b) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale, (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (f) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale.

      "Non-Subsidiary Guarantors" means Subsidiaries which are not Subsidiary Guarantors.

      "Offering" means the offering of 9 1/4% Senior Subordinated Notes Due 2008 by the Company.

      "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

      "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (c) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XII; and

            (d) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

      "Parent" means Laidlaw Environmental Services, Inc., a Delaware corporation until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Parent" shall mean such successor Person.

      "Parent IRBs" means the (a) Tooele County, Utah Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $45.7 million, which bear interest at a rate equal to 7.55% per annum and mature on July 1, 2027 and (b) California Pollution Control Financing Authority 6.7% Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $19.5 million which bear interest at a rate equal to 6.7% per annum and mature on July 1, 2007.

      "Parent Promissory Note" means the $60 million promissory note of the Parent issued to Westinghouse Electric Corporation on May 15, 1997, which is due and payable on May 15, 2003.

      "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor, whether outstanding at the date of this Indenture or incurred thereafter, that ranks pari passu in right of payment with the Securities or any Securities Guarantee, as the case may be.

      "Paying Agent" means The Bank of Nova Scotia Trust Company of New York and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of and premium, if any, or interest on any Securities on behalf of the Company.

      "Payment Blockage Period" has the meaning set forth in Section 1403.

      "Permitted Holder" means Laidlaw, any successor thereto, and any of their Affiliates.

      "Permitted Indebtedness" means:

            (i) Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1,775,000,000, less (x) any amounts applied to the permanent reduction of any term loans under the Senior Credit Facility and (y) any amounts applied to the permanent reduction of the Senior Credit Facility pursuant to Section 1013;

            (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Indebtedness described under clause (i) above;

            (iii) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Wholly-Owned Restricted Subsidiary); provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and subordinated in all respects to the Company's obligations under the Notes and provided, further, however, that if any such Wholly-Owned Restricted Subsidiary ceases to be (for any reason) a Wholly-Owned Restricted Subsidiary, then this clause (iii) shall no longer be applicable to Indebtedness owed by the Company or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a Wholly-Owned Restricted Subsidiary;

            (iv) Indebtedness represented by the Securities (other than the Additional Securities) and the Securities Guarantees;

            (v) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business;

            (vi) Capital Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (vi) does not exceed $15,000,000 at any one time outstanding;

            (vii) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under this clause (vii) does not exceed $15,000,000 at any one time outstanding;

            (viii) guarantees by the Company or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by the provisions of
      Section 1010, and, with respect to guarantees by any Restricted Subsidiary, made in accordance with the provisions of Section 1020;

            (ix) Indebtedness of the Company or any Restricted Subsidiary, not otherwise permitted by the first paragraph under Section 1010 and any other clause of this definition, in an aggregate principal amount not to exceed an amount equal to 5% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP);

            (x) Indebtedness of one or more Foreign Subsidiaries under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed $50,000,000;

            (xi) Indebtedness of the Company or any Restricted Subsidiary under the NationsBank Facility in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; and

            (xii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (ii) and (iv) above, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness of the Company or any Guarantors, such new Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced.

            "Permitted Investments" means any of the following:

            (a) Investments in Cash Equivalents.

            (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

            (c) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them.

            (d) Investments existing on the Closing Date.

            (e) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under Section 1013.

            (f) Investments consisting of loans and advances to officers and employees of the Company or any of its Restricted Subsidiaries for reasonable travel, relocation and business expenses in the ordinary course of business.

            (g) Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of the Company.

            (h) Other Investments that do not exceed in the aggregate at any one time outstanding the greater of (i) $50,000,000 or (ii) an amount equal to 1% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

      "Permitted Liens" means (a) Liens in existence on the date on which the Securities achieve an Investment Grade rating; (b) any Lien on any properties or assets of the Company or any Restricted Subsidiary acquired (including by way of merger or consolidation) by the Company or any Restricted Subsidiary after the date on which the Securities achieve an Investment Grade rating, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any properties or assets of the Company or any Restricted Subsidiary acquired after the date of this Indenture existing at the time of such acquisition (whether or not assumed by the Company or any Restricted Subsidiary), provided that every such Lien referred to in this clause (b) shall attach only to the properties or assets of the Company or any Restricted Subsidiary so acquired; (c) any Lien on any properties or assets of the Company or any Restricted Subsidiary in favor of the Company or any Restricted Subsidiary; (d) any Lien on properties or assets of the Company or any Restricted Subsidiary incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (e) any Lien granted by any Restricted Subsidiary on its properties or assets to the extent such Lien is not prohibited by any agreement to which such Restricted Subsidiary is subject as of the date of the Indenture; (f) any Lien securing Indebtedness under the Senior Credit Facility, the NationsBank Facility, the C$35,000,000 credit facility made available pursuant to the letter agreement, dated as of April 3, 1998, between Laidlaw Environmental Services (Canada) Ltd., as borrower and Toronto-Dominion Bank, as lender, as such agreement may be amended, modified or supplemented from time to time, and Hedging Obligations entered into in connection with the Senior Credit Facility; and (g) any renewal or substitution for any Lien permitted by any of the preceding clauses (a) through (g), including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any properties or assets of the Company or any Restricted Subsidiary other than the properties or assets of the Company or any Restricted Subsidiary covered by the Lien being renewed or substituted.

      "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PIK Subordinated Debenture" means the Parent's $350 million 5% subordinated convertible pay-in-kind debenture, which is due and payable on May 15, 2009.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security;

and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

      "Private Placement Legend" has the meaning specified in Section 202.

      "Proceeding" has the meaning set forth in Section 1402.

      "Public Equity Offering" means an offer and sale of common stock (which is Qualified Stock) of the Company or Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or Parent).

      "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

      "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

      "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

      "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Registrar" means The Bank of Nova Scotia Trust Company of New York and any successor authorized by the Company to act as Registrar.

      "Registration Rights Agreement" means the Registration Rights Agreement between the Company, the Guarantors and the Initial Purchasers named therein, dated as of May 29, 1998 relating to the Securities.

      "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Global Security" has the meaning specified in Section 201.

      "Restricted Global Security" has the meaning specified in Section 201.

      "Restricted Payment" means any of the following:

            (a) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

            (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of
      (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

            (c) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or maturity, of any Subordinated Indebtedness; or

            (d) the making of any Investment (other than a Permitted Investment) in any Person.

      "Restricted Period" has the meaning set forth in Section 306.

      "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Safety-Kleen" means Safety-Kleen Corp., a Wisconsin corporation.

      "Safety-Kleen Acquisition" means the Company's acquisition of all of the capital stock of Safety-Kleen through a tender offer in April 1998 and the acquisition of the remaining capital stock of Safety-Kleen through a merger prior to or simultaneously with the Closing Date.

      "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

      "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities pursuant to Section 312 (but, not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture, and all Initial Securities, Exchange Securities and Additional Securities shall vote together as one series of Securities under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

      "Securities Guarantee" means a guarantee of the Notes by the Parent and one or more Subsidiary Guarantors in accordance with the terms of this Indenture.

      "Securities Payment" has the meaning set forth in Section 1402.

      "Security Register" has the meaning set forth in Section 305.

      "Senior Credit Facility" means the credit agreement dated as of April 3, 1998 among the Company, the Banks and Toronto Dominion Bank, as agent, as such agreement may be amended, renewed, extended, substituted, replaced, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, replacements, restatements, refinancings, restructuring, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Senior Credit Facility, such agreement shall be the Senior Credit Facility for the purposes of this definition only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the Senior Credit Facility under the Indenture.

      "Senior Credit Facility Agent" means Toronto Dominion Bank as agent for the Banks under the Senior Credit Facility or any successor thereto as "agent" identified in written notice to the Trustee given by the predecessor agent.

      "Senior Indebtedness" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Company (other than the Securities or Pari Passu Indebtedness), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of such Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinate in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Senior Credit Facility, provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facility shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness that is represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (d) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (e) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (g) amounts owing under leases (other than Capital Lease Obligations).

      "Senior Nonmonetary Default" has the meaning set forth in Section 1403.

      "Senior Payment Default" has the meaning set forth in Section 1403.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-K promulgated by the Commission as such Rule is in effect on the date of the Indenture.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, and its successors.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

      "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of February 6, 1997 among Rollins Environmental Services, Inc., Laidlaw and Laidlaw Transportation, Inc.

      "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or the Securities Guarantee issued by such Guarantor, as the case may be.

      "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

      "Subsidiary Guarantee" means a guarantee of the Securities by a Restricted Subsidiary in accordance with the provisions of the Indenture.

      "Subsidiary Guarantor" means, initially, each of the Company's Restricted Subsidiaries listed on Schedule I hereto, and thereafter, any Restricted Subsidiary that issues or has issued a Securities Guarantee pursuant to or as required by the provisions of this Indenture.

      "Surviving Entity" has the meaning set forth in Section 801.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 1018 and (b) any Subsidiary of an Unrestricted Subsidiary.

      "U.S. Government Obligations" has the meaning set forth in Section 1204.

      "U.S. Physical Securities" has the meaning set forth in Section 201.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

      "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

      "Wholly-Owned Domestic Subsidiary" means any Domestic Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

      "Wholly-Owned Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares of such Foreign Subsidiary required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

      "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of Foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

      SECTION 102. Compliance Certificates and Opinions.

      Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 103. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company and/or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company and/or any such Guarantor stating that the information with respect to such factual matters is in the possession of the Company and/or any such Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 104. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

      (c) The ownership of Securities shall be proved by the Security Register.

      (d) If the Company or any Guarantor shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Guarantor (as the case may be), may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

      (f) For all purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

      SECTION 105. Notices, etc., to Trustee, Company or Guarantors.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (a) the Trustee by any Holder, the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Finance Department, or sent by facsimile to the Trustee at (212) 225-5436 (with receipt confirmed by telephone at (212) 225-5422); or

            (b) the Company by the Trustee, any Holder or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1301 Gervais Street, Columbia, South Carolina 29201, Attention: Henry Taylor, Esq., or sent by facsimile to the Company at (803) 933-4340 (with receipt confirmed by telephone at (803) 933-4219), or at any other address or facsimile number previously furnished in writing to the Trustee by the Company; or

            (c) any Guarantor by the Company, any other Guarantor, the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein expressly provided) if in writing, and mailed, first class postage prepaid, to such Guarantor addressed to it at c/o LES, Inc., 1301 Gervais Street, Columbia, South Carolina 29201, Attention: Henry Taylor, Esq., or sent by facsimile to such Guarantor at (803) 933-4340 (with receipt confirmed by telephone at (803) 933-4219), or at any other address or facsimile number previously furnished in writing to the Trustee by such Guarantor.

      SECTION 106. Notice to Holders; Waiver.

      Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

      SECTION 107. Conflict of any Provision of Indenture with Trust Indenture Act.

      If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control.

      SECTION 108. Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 109. Successors and Assigns.

      All covenants and agreements in this Indenture by the Company and the Guarantors shall bind its respective successors and assigns, whether so expressed or not.

      SECTION 110. Separability Clause.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 111. Benefits of Indenture.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 112. Governing Law.

      This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement or, under certain circumstances, the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      SECTION 113. Legal Holidays.

      In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change of Control Payment Date or Asset Sale Purchase Date with respect to any Security or other day on which principal, premium or interest in respect or the Securities is due, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change of Control Purchase Date or Asset Sale Purchase Date; provided that no interest shall accrue for the period from and after such Interest Payment Date or other such day, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change in Control Payment Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

                                   ARTICLE II

                                 SECURITY FORMS

      SECTION 201. Forms Generally.

      The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

      The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

      The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities without interest coupons substantially in the form set forth in Exhibit A (collectively, the "Restricted Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

      Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more global Securities in fully registered form without interest coupons substantially in the form set forth in Exhibit A (collectively, the "Regulation S Global Security" and, together with the Restricted Global Security, the "Global Securities" or each individually, a "Global Security"). The Regulation S Global Securities will be registered in the name of a nominee of DTC and deposited with the Trustee on behalf of the Purchasers, for the accounts of Euroclear and CEDEL. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Until and including the 40th day after the date of this Indenture, beneficial interests in the Regulation S Global Security may be held only through Euroclear or CEDEL, unless delivery is made through the Restricted Global Security in accordance with the certification requirements provided in this Indenture.

      If DTC is at any time unwilling or unable to continue as a depositary, or if, in the case of the Regulation S Global Security held for an account of Euroclear or CEDEL, Euroclear or CEDEL, as the case may be, is closed for business for 14 continuous days or announces an intention to cease or permanently ceases business, the Company will issue certificates for the Securities in definitive, fully registered, non-global form without interest coupons in exchange for the Regulation S Global Security or Restricted Global Security, as the case may be. In all cases, certificates for Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

      In the case of certificates for Securities in non-global form issued in exchange for the Regulation S Global Security or Restricted Global Security, such certificates will bear the first legend appearing under Section 202 of this Indenture (unless the Company determines otherwise in accordance with applicable law). The holder of a Security in non-global form may transfer such Security, subject to compliance with the provisions of such legend, by surrendering it at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee.

      Initial Securities offered and sold other than as global securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

      SECTION 202. Restrictive Legends.

      Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each certificate representing a Security shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE

      REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
      (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES.

      Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                   ARTICLE III

                                 THE SECURITIES

      SECTION 301. Title and Terms.

      The initial aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $325,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 307, 308, 906, 1012, 1013 or 1108, pursuant to an Exchange Offer or pursuant to Section 312. The Company may also issue up to $75,000,000 aggregate principal amount of additional Securities having identical terms and conditions to the Initial Securities, subject to compliance with the covenants contained herein (the "Additional Securities").

      The Initial Securities shall be known and designated as the "9 1/4% Senior Subordinated Notes due 2008" and the Exchange Securities shall be known and designated as the "9 1/4% Exchange Senior Subordinated Notes due 2008." Their Stated Maturity shall be June 1, 2008, and they shall bear interest at the rate of 9 1/4% per annum from May 29, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on June 1 and December 1 in each year, commencing December 1, 1998, until the principal thereof is paid or duly provided for, to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the May 15 or November 15 next preceding such Interest Payment Date.

      The principal of and premium, if any, and interest on the Securities shall be payable, and the Securities shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, however, that all payments with respect to the U.S. Global Securities, as well as Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      Initial Securities that remain outstanding after the consummation of the Exchange Offer and Exchange Securities issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

      The Securities shall be redeemable as provided in Article XI.

      SECTION 302. Denominations.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

      SECTION 303. Execution, Authentication, Delivery and Dating.

      The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $325,000,000 plus the aggregate principal amount of any Additional Securities issued; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated.

      Each Security shall be dated the date of its authentication.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

      In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

      SECTION 304. Temporary Securities.

      Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 305. Registration, Registration of Transfer and Exchange.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as "Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

      Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement, Shelf Registration Statement or other registration statement with respect to such Exchange Security shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1012, 1013 or 1108 not involving any transfer.

      The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of 15 Business Days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever to monitor Federal or State securities laws other than to collect the certificates required herein.

      SECTION 306. Book-Entry Provisions for Restricted Global Security.

      (a) The Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (2) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and
(iii) bear legends as set forth in Section 202.

      Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the legends as set forth in Section 202; provided, however, that prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may only be held through Euroclear or CEDEL or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors in the Regulation S Global Security may also hold such interests through organizations other than Euroclear or CEDEL that are participants in the Depositary's system. All interests in a Global Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depositary. Those interests held through Euroclear and CEDEL will be subject to the procedures and requirements of such system. As used herein, the term "Restricted Period" means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that TD Securities (USA) Inc. advises the Company and the Trustee of the day on which the Initial Securities or Additional Securities, as the case may be, are first offered to persons other than distributors (as defined in Regulation S) and (ii) the original issue date of the Initial Securities or Additional Securities, as the case may be.

      (b) Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307.

      Unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Security or ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing with respect to a Global

Security or (iii) in the case of a Global Security held for the account of Euroclear or CEDEL, Euroclear or CEDEL, as the case may be, is closed for business for 14 continuous Business Days or announces an intention to cease or permanently ceases business, owners of beneficial interests in a Global Security shall not be entitled to have any portions of such Global Security registered in their names, shall not receive or be entitled to receive physical delivery of Securities in definitive form and shall not be considered the owners or holders of the Global Security.

      (c) Securities issued in exchange for a Global Security or any portion thereof pursuant to the last sentence of subsection (b) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the last sentence of subsection (b) of this Section 306, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form.

      (d) Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

      SECTION 307. Special Transfer Provisions.

      Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement the following provisions shall apply:

      (a) Restricted Global Security to Regulation S Global Security. If, at any time, an owner of a beneficial interest in a Restricted Global Security deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Restricted Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security as provided in this
Section 307(a). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the applicable Restricted Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or CEDEL account (if applicable) to be credited with such increase, and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Restricted Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Security by the principal amount of the beneficial interest in the Restricted Global Security to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the aggregate principal amount of the applicable Restricted Global Security, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Security that is being exchanged or transferred.

      (b) Regulation S Global Security to Restricted Global Security. If, at any time, an owner of a beneficial interest in a Regulation S Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security, as provided in this Section 307(b). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the beneficial interest in the Regulation S Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase and (3) if such transfer is requested prior to the expiration of the Restricted Period, a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Security by the principal amount of the beneficial interest in the Regulation S Global Security to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Security equal to the reduction in the aggregate principal amount of such Regulation S Global Security and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Security that is being transferred. After the expiration of the Restricted Period, the certificate described in clause (3) above shall no longer be required to effect transfers pursuant to this Section 307(b).

      (c) Transfers of U.S. Physical Securities for Restricted Global Security or Regulation S Global Security. If the holder of a U.S. Physical Security wishes at any time to transfer such holder's U.S. Physical Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security or the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 307(c). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security or Restricted Global Security, as the case may be, in a principal amount equal to that of the U.S. Physical Securities to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary (and the Euroclear or CEDEL account, as applicable) to be credited with such beneficial interest and (3) a certificate in substantially the form set forth in Exhibit D, given by the holder of such U.S. Physical Security, the Trustee, as Security Registrar, shall instruct the Depositary to increase the principal amount of the Regulation S Global Security or the Restricted Global Security, as the case may be, by the principal amount of the U.S. Physical Security to be so transferred, and to cancel or cause to be canceled such U.S. Physical Security.

      (d) Restricted Global Security or U.S. Physical Security to Regulation S Global Security After Two Years. If the holder of a beneficial interest in a Restricted Global Security or U.S. Physical Security wishes at any time after the second anniversary of the date of original issuance of the Securities to (A) transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security or (B) to exchange such interest for a beneficial interest in a Regulation S Global Security, such transfer or exchange may be effected, subject to the Applicable Procedures, only in accordance with this Section 307(d). Upon receipt by the Trustee of (1) in the case of a transfer or exchange of an interest in the Restricted Global Security or a U.S. Physical Security, instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a beneficial interest in the Regulation S Global Security in an amount equal to that the beneficial interest in the Restricted Global Security to be so transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary (and, if applicable, the Euroclear or CEDEL account, as the case may be) to be credited with such beneficial interest and (3) a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest, the Trustee, as Registrar, shall (i) in the case of a transfer or exchange of an interest in the Restricted Global Security, instruct the Depositary to reduce the principal amount of the Restricted Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred or exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Security was reduced upon such transfer or exchange or (ii) in the case of a transfer or exchange of a U.S. Physical Security, cancel such U.S. Physical Security and increase the principal amount of the Regulation S Global Security accordingly.

      (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

      The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      SECTION 308. Mutilated, Destroyed, Lost and Stolen Securities.

      If (i) any mutilated Security is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 309. Payment of Interest; Interest Rights Preserved.

      Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 310 as such address appears in the Security Register; provided that all payments with respect to Global Securities and Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
      Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

      SECTION 310. Persons Deemed Owners.

      Prior to the due presentment of a Security for registration of transfer, the Company, each Guarantor, the Trustee and any agent of the Company, such Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, such Guarantor or the Trustee shall be affected by notice to the contrary.

      SECTION 311. Cancellation.

      All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

      SECTION 312. Issuance of Additional Securities. The Company may, subject to Article X of this Indenture, issue up to $75,000,000 aggregate principal amount of Additional Securities. Any Additional Securities will be part of the same issue as the Securities offered hereby and will vote on all matters with the Securities offered hereby.

      SECTION 313. CUSIP and CINS Numbers. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "CINS" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

      SECTION 314. Computation of Interest.

      Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

      SECTION 401. Satisfaction and Discharge of Indenture.

      This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (a) either

                  (i) all the Securities theretofore authenticated and delivered
            (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in Section 308 and Securities that have been subject to defeasance under Article XII) have been delivered to the Trustee for cancellation; or

                  (ii) all Securities not theretofore delivered to the Trustee for cancellation

                  (A) have become due and payable,

                  (B) will become due and payable at Stated Maturity within one year,

            or

                  (C) are to be called for redemption within one year under
            arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

            and the Company, or the Guarantors, as the case may be, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (b) the Company or the Guarantors, as the case may be, has paid or caused to be paid all sums payable hereunder by the Company; and

            (c) the Company or the Guarantors, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

      SECTION 402. Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                    ARTICLE V

                                    REMEDIES

      SECTION 501. Events of Default.

      "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the Article XIV);

            (b) default in the payment of the principal of or premium, if any, on any Security when due (whether or not prohibited by Article XIV);

            (c) failure to perform or comply with the provisions described in
      Article VIII or to make or consummate a Change of Control Offer or an Asset Sale Offer in accordance with the provision of Section 1012 and
      Section 1013, respectively;

            (d) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Indenture or any Securities Guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 60 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee


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

      by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

            (e) the occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $25,000,000 or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or (ii) constitutes a failure to make any payment with respect to any such Indebtedness when due and payable after expiration of any applicable grace period;

            (f) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $25,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

            (g) any Securities Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Securities Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Securities Guarantee in accordance with this Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then outstanding;

            (h) entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

            (i) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any


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

      Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

      SECTION 502. Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default (other than as specified in Section 501(h) or (i)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued and unpaid interest on, all of the Outstanding Securities immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in Section 501(h) or (i) above occurs and is continuing, then the principal and premium, if any, and accrued and unpaid interest on all of the Securities Outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to the
Section 501(e).

      At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

            (i) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

                  (A) all overdue interest on all Securities,

                  (B) all unpaid principal of and premium, if any, on any
            Outstanding Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (ii) all Events of Default, other than the non-payment of amounts of principal of or premium, if any, on or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.


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

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

      SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

      Subject to Article XIV, the Company and each of the Guarantors covenants that if

            (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company and each Guarantor will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Guarantor or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate


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

judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 504. Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities (including the Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by


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

the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      SECTION 506. Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 606;

            SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

            THIRD: The balance, if any, to the Company and/or the Guarantors, as the case may be.

      SECTION 507. Limitation on Suits.

      No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;


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

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII and Section
1404) and in such Security of the principal of and premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 509. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 510. Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


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

      SECTION 511. Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 512. Control by Holders.

      The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

      SECTION 513. Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default

            (a) in the payment of the principal of or premium, if any or interest on any Security, or

            (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Security Outstanding.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 514. Waiver of Stay or Extension Laws.


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

      The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 515. Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal (or premium, if any ) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

      SECTION 516. No Personal Liability of Directors, Officers, Employees and
                   Stockholders.

      No officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have the liability for any obligations of the Company or the Guarantors under the Securities or the Securities Guarantees or this Indenture, as applicable, for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Security and the Securities Guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

                                   ARTICLE VI

                                   THE TRUSTEE

      SECTION 601. Notice of Defaults.

      If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the


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

extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of and premium, if any, on or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

      SECTION 602. Certain Rights of Trustee.

      Subject to the provisions of TIA Sections 315(a) through 315(d):

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

            (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

      The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      SECTION 603. Trustee Not Responsible for Recitals or Issuance of
Securities.

      The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Securities Guarantee. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

      SECTION 604. May Hold Securities.

      The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

      SECTION 605. Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on


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

any money received by it hereunder except as otherwise agreed with the Company or any Guarantor, as the case may be.

      SECTION 606. Compensation and Reimbursement.

      The Company agrees:

            (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors (including this Section 606) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of and premium, if any, or interest on particular Securities.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(h) or (i), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

      The provisions of this Section shall survive the termination of this Indenture.


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

      SECTION 607. Corporate Trustee Required; Eligibility.

      There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1). The Trustee together with its parent on a consolidated basis shall have a combined capital and surplus of at least $50,000,000 and each successor Trustee shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      SECTION 608. Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

      (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

      (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

            (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      SECTION 609. Acceptance of Appointment by Successor.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                   ARTICLE VII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

      SECTION 701. Disclosure of Names and Addresses of Holders.

      Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

      SECTION 702. Reports by Trustee.

      Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE VIII

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

      SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

      The Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving Person), or directly or indirectly sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person or Persons, in one transaction or a series of related transactions, unless each of the following conditions is satisfied:

            (a) either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity")
      (A) is a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

            (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing;

            (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

            (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010;

            (e) if the Company is not the continuing obligor under this Indenture, each Guarantor, unless it is the other party to such transaction or series of related transactions, has by supplemental indenture confirmed that its Securities Guarantee applies to the Surviving Entity's obligations under this Indenture and the Securities; and

            (f) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      SECTION 802. Successor Substituted.

      In the event of any transaction or series of related transactions described in and complying with the conditions listed in Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter the Company shall, except in the case of a lease, be discharged of all its obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                            AND SECURITIES GUARANTEES

      SECTION 901. Without Consent of Holders.

      Without the consent of any Holders, the Company and any affected Guarantor, each when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities or to add any Guarantors of the Securities; or

            (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

            (c) to add any additional Events of Default; or

            (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities; or

            (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

            (f) to secure the Securities or any Securities Guarantee; or

            (g) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision herein, or to make any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders; or

            (h) to qualify, or maintain the qualification of, this Indenture under the Trust Indenture Act.

      Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Security or Securities Guarantee, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Securities Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Securities Guarantee that affects its own rights, duties or immunities under this Indenture or otherwise.

      SECTION 902. With Consent of Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, any affected Guarantor and the Trustee, the Company and the Guarantors, each when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of modifying in any manner this Indenture or any Securities Guarantee; provided, however, that no such indenture supplemental may, without the consent of the Holder of each Outstanding Security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

            (b) reduce the percentage in aggregate principal amount of the Outstanding Securities required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under this Indenture; or

            (c) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities (except a rescission of acceleration of Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities (including Additional Securities issued under this Indenture, if any); or

            (d) release any Guarantor from any of its obligations under its Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture;

            (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of Section 1012 on Section 1013, respectively; or

            (f) amend, change or modify any of the provisions in Article XIV in a manner adverse to the Holders.

            (g) amend, change or modify any of the provisions in this Section
      902.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 903. Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantor subject to the customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

      SECTION 904. Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 905. Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      SECTION 906. Reference in Securities to Supplemental Indentures.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

      SECTION 907. Notice of Supplemental Indentures.

      Promptly after the execution by the Company, any affected Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE X

                                    COVENANTS

      SECTION 1001. Payment of Principal, Premium, If Any, and Interest.

      The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and premium, if any and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

      SECTION 1002. Maintenance of Office or Agency.

      The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities or any Guarantor in respect of the Securities Guarantees and this Indenture may be served. The Corporate Trust Office located at One Liberty Plaza, 23rd Floor, New York, New York 10006 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      SECTION 1003. Money for Security Payments to Be Held in Trust.

      If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of or premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

      The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 1004. Corporate Existence.

      Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and corporate power of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such corporate existence and corporate power if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not materially adverse to the Holders.

      SECTION 1005. Payment of Taxes and Other Claims.

      The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) where the failure to pay is not materially adverse to the Holders.

      SECTION 1006. Maintenance of Properties.

      The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary is not materially adverse to the Holders.

      SECTION 1007. Insurance.

      The Company will at all times keep all of its and its Restricted Subsidiaries' material properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

      SECTION 1008. Statement by Officers As to Default.

      (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

      (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers certificate specifying such event, notice or other action within five Business Days of its occurrence.

      SECTION 1009. Provision of Reports and Financial Statements.

      The Company shall be required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act, provided, however, that so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option, be filed by and be those of the Parent rather than the Company; provided further, however, that if the Parent conducts any business or holds any significant assets other than the capital stock of the Company at the time any such report or other document containing financial statements of the Parent is filed, the Parent shall include in such report or other document (a) summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the Commission) with respect to the Company or (b) condensed consolidating financial statements in a columnar format with separate columns that contain financial information for (i) the Parent on a stand-alone basis, (ii) the Company on a stand-alone basis,
(iii) the Subsidiary Guarantors and (iv) the Non-Subsidiary Guarantors. The Company shall also be required (x) to supply to the Trustee and each Holder, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company (or the Parent, as the case may be) files such reports and documents with the

Commission or the date on which the Company (or the Parent, as the case may be) would be required to file such reports and documents if the Company (or the Parent, as the case may be) were so required and (y) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request.

      SECTION 1010. Limitation on Incurrence of Indebtedness and Issuance of
                    Disqualified Stock.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been equal to at least 2.0 to 1.0 if such incurrence is on or prior to the second anniversary of the Closing Date and 2.25 to 1.0 if thereafter.

      In making the foregoing calculation for any four-quarter period which includes the Closing Date, pro forma effect shall be given to the Offering and the application of the net proceeds therefrom, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, (iii) if the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity or business acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) interest on Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the dated of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months), (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of any Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period.

      SECTION 1011. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment: (i) no Default or Event of Default has occurred and is continuing, (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010 and (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

            (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount), plus

            (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of, or as a capital contribution in respect of, Qualified Equity Interests of the Company, plus

            (C) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

            (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

            (E) $25,000,000.

      (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take any of the following actions, so long as, with respect to clauses (ii), (v), (vii), (viii), (ix), (x) and (xi), no Default or Event of Default has occurred and is continuing or would occur:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision;

            (ii) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary), of Qualified Equity Interests of the Company;

            (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary), of Qualified Equity Interests of the Company;

            (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xii) of the definition of Permitted Indebtedness;

            (v) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the provisions of Section 1013; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

            (vi) the payment of dividends or the making of loans or other advances by the Company to the Parent to be used by the Parent to pay federal, state, local and foreign taxes payable by the Parent and directly attributable to (or that arise as result of) the operations of the Company and its Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such federal, state, local and foreign taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends, loans or other advances pursuant to this clause (vi) are used by the Parent for such purposes within 20 days of the receipt thereof by the Parent;

            (vii) the payment of dividends or the making of loans or advances by the Company to the Parent in an aggregate amount not to exceed $5,000,000 in any fiscal year for customary costs and expenses incurred by the Parent in its capacity as a holding company or for services rendered by the Parent on behalf of the Company;

            (viii)the payment of, or the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to pay, interest and principal due under the PIK Subordinated Debenture, provided that such payment of interest or principal (A) is made in cash by the Company or the Parent, as the case may be, (B) is made at the original Stated Maturity of such interest or principal, (C) is an amount that is no greater than actual amount of interest or principal due at such Stated Maturity and (D) immediately after giving effect to such payment, loan or advance, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of
      Section 1010;

            (ix) the payment of, or the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to pay, interest and principal due under the Parent Promissory Note and the Parent IRBs or any Indebtedness incurred to refinance the Parent Promissory Note or the Parent IRBs, as the case may be, in compliance with clause (x) below, provided that such payment of interest or principal (A) is made in cash by the Company or the Parent, as the case may be, (B) is made at the original Stated Maturity of such interest or principal, and (C) is an amount that is no greater than actual amount of interest or principal due at such Stated Maturity;

            (x) the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to refinance the Parent Promissory Note and Parent IRBs provided that (A) the principal amount of any such refinancing Indebtedness incurred by the Parent does not exceed the principal amount of the Parent Promissory Note or Parent IRBs, as the case may be, refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Parent Promissory Note or Parent IRBs, as the case may be, or the amount of any premium reasonably determined by the Parent as necessary to accomplish such refinancing, plus the amount of the expenses of the Parent reasonably estimated to be incurred in connection with such refinancing,
      (B) any such refinancing Indebtedness is unsecured, (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Parent Promissory Note or Parent IRBs, as the case may be, and (D) such refinancing Indebtedness has a final Stated Maturity no earlier than the final Stated Maturity of the Parent Promissory Note or Parent IRBs, as the case may be; provided, however, that if such dividend, loan or other advance to the Parent is financed by the Company with Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness, then the foregoing clauses (A), (B),
      (C) and (D) shall not be applicable in connection with such dividend, loan or advance to the Parent; and

            (xi) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness owed by the Company to any Wholly-Owned Foreign Restricted Subsidiary.

The payments described in clauses (ii), (iii), (v) and (viii) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) of this
Section 1011 and the payments described in clauses (i), (iv), (vii), (ix), (x) and (xi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) of this Section 1011.

      (c) For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to the greater of fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive,
(ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

      If the aggregate amount of all Restricted Payments calculated under paragraph (a) of this Section 1011 includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the first paragraph of this Section 1011 shall be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

      If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this Section 1011 shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced shall not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

      In computing the Consolidated Net Income of the Company for purposes of clause (iii)(A) of paragraph (a) of this Section 1011, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

      SECTION 1012. Purchase of Securities upon a Change of Control.

      If a Change of Control occurs at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Securities, if any, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

      Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at its address appearing in the Security Register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act (the "Change of Control Payment Date"); (ii) that any Security or Additional Security not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Securities or Additional Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(iv) that Holders electing to have any Securities and Additional Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (vi) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (vii) the instructions that the Holders of Securities must follow in order to tender their Securities.

      The Company shall comply with any applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

      SECTION 1013. Limitation on Certain Asset Sales.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, and evidenced by a resolution of the Board of Directors) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided that the amount of
(x) any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision.

      (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 360 days after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Senior Credit Facility or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, as such businesses are conducted prior to such Asset Sale or in businesses reasonably related or ancillary thereto (in any such case as determined by the Board of Directors in good faith). If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 360 days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Notwithstanding the foregoing, if the Company or any Restricted Subsidiary engages in an Asset Sale of Designated Assets, (x) the Company may, at its option, within 360 days after such Asset Sale of Designated Assets, (1) apply all or a portion of the Net Cash Proceeds to the repayment of amounts outstanding under the Senior Credit Facility or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary or (2) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds as set forth in clause (ii) above and (y) the Company or the relevant Restricted Subsidiary shall not be required to receive, as set forth in clause (ii) of paragraph (a) of this Section 1013, 75% of the consideration in respect of such Asset Sale of Designated Assets in the form of cash or Cash Equivalents. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

      (c) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall, within 30 days thereafter, make an offer to purchase (an "Asset Sale Offer") from all Holders of Securities on a pro rata basis, in accordance with the procedures set forth in paragraph (d) below, the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the Excess Proceeds. The offer price as to each Security will be payable in cash in an amount equal to 100% of the principal amount of such Security plus in each case accrued and unpaid interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the portion of the Excess Proceeds not required to be used to repurchase the Securities for general corporate purposes. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Securities to be purchased will be selected on a pro rata basis (based upon the principal amount of Securities). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

      (d) Within the time period described in paragraph (c) above for making an Asset Sale Offer, the Company shall mail a notice to each Holder in the manner provided in Section 106 stating: (1) that the Asset Sale Offer is being made pursuant to the provisions of Section 1013 of this Indenture and that all Securities and Additional Securities, if any, duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Securities and Additional Securities exceeds the amount of Excess Proceeds); (2) the purchase price and the purchase date which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Asset Sale Purchase Date"); (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Purchase Date; (5) that Holders electing to have any Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount of the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the instructions that the Holders of Securities must follow in order to tender their Securities.

      SECTION 1014. Limitation on Transactions with Affiliates.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5,000,000, but less than $10,000,000, the Company delivers a resolution of the Board of Directors of the Company set forth in an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10,000,000, the Company delivers to the Trustee (x) an Officers' Certificate certifying that such transaction or series of related transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (y) a written opinion from a nationally recognized accounting or investment banking firm to the effect that such transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

      The foregoing covenant shall not restrict any of the following:

            (A) transactions among the Company and/or its Restricted
      Subsidiaries;

            (B) the Company from paying reasonable and customary regular compensation or fees to, or entering into customary expense reimbursement, indemnification or similar arrangements with, directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

            (C) transactions permitted by the provisions of Section 1011;

            (D) transactions among the Company, the Parent and Laidlaw pursuant to the Stock Purchase Agreement; or

            (E) any payments made by the Company or a Restricted Subsidiary to the Parent or Laidlaw or transactions entered into among the Company, any Restricted Subsidiary and the Parent and/or Laidlaw pursuant to customary financial and management service arrangements (including, without limitation, general liability and workers' compensation insurance, income tax management and treasury services); provided, however, that each such payment or transaction is (a) in the ordinary course of business consistent with past practice prior to the date of the Indenture and (b) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could have been obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

      SECTION 1015. Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

            (i) the Indenture, the Senior Credit Facility, as originally executed, and any other agreement in effect on the Closing Date to the extent listed on Schedule II hereto;

            (ii) applicable law;

            (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

            (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (v) any encumbrance or restriction contained in contracts for sales of assets, including the Capital Stock of any Restricted Subsidiary permitted by Section 1013 with respect to assets to be sold pursuant to such contract; and

            (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

      SECTION 1016. Limitation on Issuances and Sales of Capital Stock of
                    Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue, convey, sell, assign, transfer, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly-Owned Restricted Subsidiary or (b) in a transaction or series of related transactions consisting of a sale, provided that immediately after giving effect to such issuance or sale neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) and such sale complies with the provisions of
Section 1013.

      The Company shall not permit any Restricted Subsidiary that is a Guarantor to issue Preferred Stock.

      SECTION 1017. Limitation on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or the Restricted Subsidiary.

      SECTION 1018. Unrestricted Subsidiaries.

      (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1011, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

      (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

      SECTION 1019. Limitation on Layering Indebtedness.

      The Company and each Guarantor shall not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Securities or the Securities Guarantee issued by such Guarantor, as the case may be, or subordinate in right of payment to the Securities or such Securities Guarantee, as the case may be.

      SECTION 1020. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

      Other than a guarantee by a Foreign Restricted Subsidiary of the payment of Indebtedness of another Foreign Restricted Subsidiary, the Company shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Securities by such Restricted Subsidiary; and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Securities at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities, provided that the foregoing provision shall not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.


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

      Any guarantee by a Restricted Subsidiary of the Securities pursuant to the preceding paragraph may provide by its terms that it shall be automatically and unconditionally released and discharged upon: (a) any sale, exchange or transfer to any Person of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture); (b) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Securities, except a discharge or release by or as a result of payment under such guarantee; or (c) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

      SECTION 1021. Limitation on Conduct of Business.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct any business other than the business the Company and its Restricted Subsidiaries were conducting on the Closing Date or businesses reasonably related or ancillary thereto, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

      SECTION 1022. Limitation on Incurrence of Contingent Obligations.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur, any Contingent Obligations if, at the time of such incurrence, all Contingent Obligations outstanding at the date of such incurrence in the aggregate equal or exceed an amount equal to 17% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

      SECTION 1023. Payments for Consent.

      Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      SECTION 1024. Limitation on Liens Securing Indebtedness.

      After the occurrence of a Fall-away Event, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than any Permitted Lien) on any properties or assets of the Company or any Restricted Subsidiary to secure the payment of Indebtedness of the Company or any Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens

(other than Permitted Liens) on any properties or assets of the Company and any Restricted Subsidiaries (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Securities and (y) the Securities) plus the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under Section 1024) would exceed 10% of the Consolidated Net Tangible Assets unless the Company secures the outstanding Securities equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

      SECTION 1025. Limitation on Sale and Leaseback Transactions.

      After the occurrence of a Fall-away Event, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any properties or assets of the Company or any Restricted Subsidiary, as the case may be, unless, after giving effect to such Sale and Leaseback Transaction, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the next paragraph), plus the aggregate principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on properties or assets of the Company or any Restricted Subsidiary, as the case may be, (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Securities and (y) the Securities) would not exceed 10% of Consolidated Net Tangible Assets.

      The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if (a) the lease is for a period of not in excess of three years, including renewal of rights, (b) the lease secures or relates to industrial revenue or similar financing, (c) the transaction is solely between the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries or (d) the Company or such Restricted Subsidiary, within 270 days after the sale is completed, applies an amount equal to or greater of (i) the Net Cash Proceeds of the sale of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction or (ii) the fair market value of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction (as determined in good faith by the Board of Directors of the Company) either to (A) the retirement (or open market purchase) of Notes, other long-term Indebtedness of the Company ranking on a parity with or senior to the Notes or long-term Indebtedness of a Restricted Subsidiary or (B) the purchase by the Company or any Restricted Subsidiary of other properties and assets that will be used in the business of the Company or its Restricted Subsidiaries (or businesses reasonably related or ancillary thereto) having a value at least equal to the value of the properties or assets of the Company or the Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction.

      SECTION 1026. Waiver of Certain Covenants.

      The Company or any Restricted Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 through 1025, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

      SECTION 1027. Fall-Away of Certain Covenants.

      In the event that the Securities achieve an Investment Grade rating and no Default or Event of Default shall have occurred and be continuing, upon the request of the Company, the covenants described under Sections 801(c) and (d) and 1009 to 1023 will no longer be applicable to the Company and, if applicable, its Restricted Subsidiaries; provided that the Company delivers to the Trustee
(i) an Officers' Certificate certifying that the Fall-away Event shall have occurred and (ii) a letter from Moody's and S&P, dated not more than three days prior to the date of such Officers' Certificate, verifying the Investment Grade rating of the Securities (the occurrence of the events (including the delivery to the Trustee of the documents referred to in clauses (i) and (ii)) are referred to herein as a "Fall-away Event").

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

      SECTION 1101. Right of Redemption.

      (a) The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time prior to June 1, 2003, subject to the conditions and at the Redemption Price specified in the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date.

      (b) The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after June 1, 2003, subject to the conditions and at the Redemption Prices specified in the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date.

      (c) In addition, at any time or from time to time prior to June 1, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Securities and (ii) the initial aggregate principal amount of any Additional Securities with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that, immediately after giving effect to any such redemption, at least $211,300,000 aggregate principal amount of the Securities (including any Additional Securities) remains outstanding; provided further that such redemptions occur within 90 days of the date of closing of the related Public Equity Offering.

      SECTION 1102. Applicability of Article.

      Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      SECTION 1103. Election to Redeem; Notice to Trustee.

      The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

      SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

      If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 1105. Notice of Redemption.

      Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

      All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

            (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

            (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
      1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

            (7) the CUSIP or CINS number, as the case may be.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      SECTION 1106. Deposit of Redemption Price.

      On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

      SECTION 1107. Securities Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

      SECTION 1108. Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 1201. Company Option to Effect Defeasance or Covenant Defeasance.

      The Company may, at its option by Board Resolution at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

      SECTION 1202. Defeasance and Discharge.

      Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of and premium, if any, on and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, and with respect to the Trustee under Section 606, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XII. Subject to compliance with this
Article XII, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

      SECTION 1203. Covenant Defeasance.

      Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, each of the Company and the Restricted Subsidiaries shall be released from its obligations under Sections 801(c) and 801(d), the covenants contained in Sections 1004 through 1027 (other than Section 1008) with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Events of Default under Sections 501(c), 501(d) and 501(e) and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(c), 501(d), 501(e) and 501(f) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

      SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this
      Article XII applicable to it) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations (as defined herein) that through the scheduled payment of principal and interest thereon will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, on and interest on the Outstanding Securities on the Stated Maturity (or upon Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
      (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (h) and (i) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

            (4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203, as the case may be, have been complied with.

      SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held
                    in Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S.

Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

      SECTION 1206. Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1205; provided, however, that if the Company makes any payment of principal of or premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                              SECURITIES GUARANTEES

      SECTION 1301. Securities Guarantees.

      (a) The Parent and each Subsidiary Guarantor hereby jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for its benefit and the benefit of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Securities Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Securities Guarantee. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

      (b) Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Securities Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent

Transfer Act of any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Securities Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to paragraph (c) of this Section 1301, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

      (c) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Securities Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Guarantor's obligations with respect to its Securities Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Securities Guarantee of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Securities Guarantee, as they become absolute and matured.

      SECTION 1302. Guaranty Absolute.

      Each Guarantor guarantees that the Securities shall be paid or performed strictly in accordance with the terms of the Securities and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Guarantor under its Securities Guarantee are independent of the obligations of the Company under the Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce its Securities Guarantee, irrespective of whether any action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under its Securities Guarantee shall be absolute and unconditional and the liability and obligations of such Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:


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            (a) any lack of validity or enforceability of this Indenture or the
      Securities with respect to the Company or any Guarantor or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

            (c) the failure to give notice to the Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

            (d) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

            (e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

            (f) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Guarantor, the marshaling of the assets and liabilities of the Company or any Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any Guarantor, or any of the assets of any of them;

            (g) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

            (h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a Guarantor, other than payment in full of the Indenture Obligations; it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.

The Securities Guarantee of each Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy


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

or reorganization of the Company or otherwise, all as though such payment had not been made. Each Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of this Indenture for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article V of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Securities Guarantee.

      SECTION 1303. Waivers.

      (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Securities Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions herein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

      (b) Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

            (1) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

            (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

            (3) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring, becoming entitled to or demanding payment from such Guarantor under this Securities Guarantee.

      SECTION 1304. Subrogation.

      Each Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Securities Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Guarantor on account of any such subrogation rights at any time when all the


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

Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Trustees and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

      SECTION 1305. No Waiver; Remedies.

      No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 1306. Continuing Guaranty; No Right of Set-Off; Independent
                    Obligation.

      (a) This Securities Guarantee is a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and all other amounts payable under this Securities Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders under this Indenture or the Securities; and this Securities Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.

      (b) Each Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

      (c) Each Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

      (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Securities Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to such Guarantor in the manner prescribed in this Indenture.

      SECTION 1307. Subsidiary Guarantors May Consolidate, Etc., on Certain
Terms.

      (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor, which


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

consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

      (b) Other than as set forth in paragraph (a) of this Section, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless: (i) subject to the provisions of Section 1309, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee,
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (c) immediately after giving effect to such transaction, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010.

      SECTION 1308. Additional Guarantors.

      The Company will cause each Person that becomes a Domestic Subsidiary, or any Restricted Subsidiary that guarantees any other Indebtedness of the Company or of a Domestic Restricted Subsidiary, after the date of this Indenture to become a Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Securities Guarantee by such Subsidiary under this Article XIII (or under a separate guarantee agreement consistent in all material respects with this Article XIII). The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Securities Guarantee is a legal, valid, binding and enforceable obligation of such Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

      SECTION 1309. Releases.

      (a) In the event of (i) the conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (by way of merger, consolidation or otherwise) in compliance with this
Section 1309 and the terms of this Indenture or (ii) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to any Person (by way of merger, consolidation or otherwise) in compliance with this Section 1309 and the terms of this Indenture, then such Subsidiary Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article XIII and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided that, in the event such transaction constitutes an Asset


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Sale, the Net Cash Proceeds of such conveyance, sale, assignment, transfer or other disposition are applied in accordance with Section 1013 hereof.

      (b) Any Subsidiary Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary, or ceases to be a Subsidiary of the Company in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Securities Guarantee.

      (c) Concurrently with the defeasance of the Securities under Section 1202 hereof, or the covenant defeasance of the Securities under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article XIII.

      (d) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1306. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Securities Guarantee.

      SECTION 1310. Benefits Acknowledged.

      Each Securities Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Securities Guarantee are knowingly made in contemplation of such benefits.

      SECTION 1311. Severability.

      In case any provision of this Securities Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE XIV

              SUBORDINATION OF SECURITIES AND SECURITIES GUARANTEES

      SECTION 1401. Securities and Securities Guarantees Subordinate to Senior
                    Indebtedness.

      (a) The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the


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Securities (but not amounts owing to the Trustee by the Company pursuant to
Section 606 hereof) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

      (b) Each Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the indebtedness represented by the Securities Guarantee of such Guarantor is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor.

      SECTION 1402. Payment Over of Proceeds Upon Dissolution, Etc.

      In the event of any payment or distribution of assets of the Company or any Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings (each such event, if any, is herein sometimes referred to as a "Proceeding"), of the Company or any Guarantor (the Company or such Guarantor being the "Affected Obligor"), then (i) if the Affected Obligor is the Company, the holders of Senior Indebtedness shall first be entitled to receive payment in full, in cash or Cash Equivalents, of all amounts due or to become due on or in respect of such Senior Indebtedness (including interest accruing after the commencement of any such Proceeding at the rate specified therein whether or not such interest is an allowed claim in such proceeding) before the Holders of the Securities are entitled to receive any payment of principal of and premium, if any, and interest on the Securities or on account of the purchase or redemption or other acquisition of Securities by the Company or any Subsidiary of the Company and (ii) if the Affected Obligor is a Guarantor, the holders of Guarantor Senior Indebtedness of such Guarantor shall first be entitled to receive payment in full, in cash or Cash Equivalents, of all amounts due or to become due on or in respect of such Guarantor Senior Indebtedness (including interest accruing after the commencement of any such Proceeding at the rate specified therein whether or not such interest is an allowed claim in such proceeding) before the Holders of the Securities are entitled to receive any payment or distribution of any kind with respect to the Securities Guarantee of such Guarantor (any payment on or purchase, redemption or acquisition of the Securities, referred to in clause (i), and any payment on a Securities Guarantee, referred to in clause (ii), being, individually and collectively, a "Securities Payment"), and, to that end, if the Affected Obligor is the Company, the holders of Senior Indebtedness and, if the Affected Obligor is a Guarantor, the holders of Guarantor Senior Indebtedness of such Guarantor (such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, being "Affected Obligor Senior Indebtedness" of such Affected Obligor) shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Securities in any such Proceeding.

      In the event that, notwithstanding the foregoing provisions of this
Section 1402, the Trustee or the Holder of any Security shall have received any payment or distribution of


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assets of an Affected Obligor of any kind or character, whether in cash, property or securities, before all Affected Obligor Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment, have been known to the Trustee or the Holder, as the case may be, then such payment or distribution, except for amounts subject to the claim granted to the Trustee in Section 606 hereof, shall be held in trust for the holders of Affected Obligor Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Affected Obligor for application to the payment of all Affected Obligor Senior Indebtedness remaining unpaid, to the extent necessary to pay all Affected Obligor Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of the Affected Obligor Senior Indebtedness.

      For purposes of this Article XIV only, the words "any payment or distribution of any kind or character, cash, property or securities" shall not be deemed to include a payment or distribution of equity or subordinated securities of the Affected Obligor provided for by a plan of reorganization or readjustment or of any other corporation provided for by such plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all then outstanding Affected Obligor Senior Indebtedness to at least the same extent as the Securities or Securities Guarantees, as the case may be, are so subordinated as provided in this Article XIV.

      SECTION 1403. No Payment When Certain Senior Indebtedness in Default.

      In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of the Designated Senior Indebtedness or other obligations that are the subject of such Senior Payment Default shall have been paid in full. For purposes hereof, "Senior Payment Default" means any default in the payment of principal of or premium, if any, or interest on, Designated Senior Indebtedness or a default in the payment of any other obligation under the Designated Senior Indebtedness, when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

      In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the Senior Credit Facility Agent or from an authorized Person on behalf of any holder of Designated Senior Indebtedness, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of receipt of such written notice (the "Blockage Notice") and ending on the earliest of (i) the 179th day after the date of such receipt of the Blockage Notice (the "Initial Period") unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (iii)

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the date, if any, on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Credit Facility Agent or from the Person who gave the Blockage Notice. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. For purposes hereof, "Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Designated Senior Indebtedness is outstanding, permits one or more holders of such Designated Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default. Notwithstanding the foregoing, the Company and the Guarantors may make Securities Payments without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from a representative of such Designated Senior Indebtedness affected by such Senior Payment Default or Senior Nonmonetary Default.

      In the event that, notwithstanding the foregoing, the Company or any Guarantor shall make any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 1403, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or the Holder, as the case may be, then such payment shall be held in trust for the holders of the Affected Obligor Senior Indebtedness and shall be paid over and delivered forthwith to the holders of the Affected Obligor Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Affected Obligor Senior Indebtedness.

      SECTION 1404. Payment Permitted If No Default.

      Nothing contained in this Article XIV or elsewhere in this Indenture or in any of the Securities shall, at any time except during the pendency of any Proceeding referred to in Section 1402 or under the conditions described in
Section 1403, prevent (a) the Company or any Guarantor from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such payment by the Holders.

      SECTION 1405. Subrogation to Rights of Holders of Senior Indebtedness.

      Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. Subject to the payment in full of all Guarantor Senior Indebtedness in cash or Cash Equivalents, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness or Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIV, and no payments over pursuant to the provisions of this Article XIV to the holders of Senior Indebtedness or Guarantor Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, the Guarantors, their respective creditors (other than holders of Senior Indebtedness and the Guarantor Senior Indebtedness and the Holders of the Securities) be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness. Neither the Holders of the Securities nor the Trustee shall have any claim against the holders of the Senior Indebtedness or the Guarantor Senior Indebtedness or the Senior Credit Facility Agent for any impairment of the subrogation rights herein granted arising out of any release of Liens securing the Senior Indebtedness or the Guarantor Senior Indebtedness.

      SECTION 1406. Provisions Solely to Define Relative Rights.

      The provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness and Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XIV of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) impair, as among the Guarantors, their creditors (other than holders of Guarantor Senior Indebtedness) and the Holders of the Securities, the obligation of the Guarantors, which is absolute and unconditional (and which, subject to the rights under this Article XIV of the holders of Guarantor Senior Indebtedness, is intended to rank equally with all other general obligations of the Guarantors) to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (c) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company (other than the holders of Senior Indebtedness) or the relative rights against the Guarantors of the Holders of the Securities and creditors of the Guarantors (other than the Holders of

Guarantor Senior Indebtedness); or (d) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder. The holders of the Senior Indebtedness and the Senior Credit Facility Agent, as the case may be, shall be entitled to enforce the provisions of this Article XIV against the Company, the Guarantors, the Holders of the Securities and the Trustee.

      SECTION 1407. Trustee to Effectuate Subordination.

      Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee his attorney-in-fact for any and all such purposes.

      SECTION 1408. No Waiver of Subordination Provisions.

      No right of any present or future holder of any Senior Indebtedness or Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or otherwise amend or supplement in any manner Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or any instrument evidencing the same or any agreement under which Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be; (iii) release any Person liable in any manner for the collection of Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be; and (iv) exercise or refrain from exercising any rights against the Company or any Guarantor and any other Person.

      SECTION 1409. Notice to Trustee.

      The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities and of any subsequent cure or waiver thereof. Notwithstanding the provisions of this
Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist, provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness, as the case may be, to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 1410. Reliance on Judicial Order or Certificate of Liquidation Agent.

      Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article XIV, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in a Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, Guarantor Senior Indebtedness and other indebtedness of the Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

      SECTION 1411. Trustee Not Fiduciary for Holders of Senior Indebtedness.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise. The Trustee's duties with respect to holders of Senior Indebtedness and Guarantor Senior Indebtedness are limited to those specifically set forth in this Indenture, and no implied covenants or obligations shall be construed by any provision hereof.

      SECTION 1412. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness or Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

      SECTION 1413. Applicability to Paying Agents.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that this Section 1413 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

      SECTION 1414. Defeasance of this Article XIV.

      The subordination of the Securities and the Securities Guarantees provided by this Article XIV is expressly made subject to the provisions for defeasance or covenant defeasance in Article XII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities and the

Securities Guarantees then outstanding shall thereupon cease to be subordinated pursuant to this Article XIV.

      SECTION 1415. Subordination Provisions Controlling.

      Notwithstanding anything to the contrary contained in this Indenture, to the extent that any provision contained in Articles I (other than Section 101) through XIII of this Indenture conflicts with any provision contained in Article XIV (including the definitions of certain terms used in Article XIV) of this Indenture, the provisions contained in Article XIV of this Indenture shall govern and control.

      This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                    LES, INC.

                                    By /s/   PAUL HUMPHREYS
                                       -----------------------------------------
                                             Name:  Paul Humphreys
                                             Title: Senior Vice President & CFO

                                    LAIDLAW ENVIRONMENTAL
                                    SERVICES, INC.

                                    By /s/    PAUL HUMPHREYS
                                       -----------------------------------------
                                              Name:  Paul Humphreys
                                              Title: Senior Vice President & CFO

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (US), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (LONE AND GRASSY MOUNTAIN), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TULSA), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (SAN ANTONIO), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (WICHITA), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    DELAWARE, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (ROSEMOUNT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (SAWYER), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TUCKER), INC.

                                    NINTH STREET PROPERTIES, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (SAN JOSE), INC.

                                    CHEMCLEAR, INC. OF LOS ANGELES

                                    USPCI, INC. OF GEORGIA

                                    LES HOLDINGS, INC.

                                    EAST CARBON DEVELOPMENT FINANCIAL
                                    PARTNERS, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (IMPERIAL VALLEY), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (LOKERN), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (NORTH EAST), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (RECOVERY), INC.

                                    CORSAN TRUCKING, INC

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TES), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TG), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TOC), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TS), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (THERMAL TREATMENT), INC.

                                    GSX CHEMICAL SERVICES OF OHIO, INC.

                                    LEMC, INC.

                                    LAIDLAW CHEMICAL SERVICES, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (ALTAIR), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (BDT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (FS), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (GS), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (CLIVE), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (WT), INC.

                                    LAIDLAW OSCO HOLDINGS, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    NASHVILLE, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    BARTOW, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    CALIFORNIA, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    CHATTANOOGA, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    ILLINOIS, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    SOUTH CAROLINA, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES OF
                                    WHITE CASTLE, INC.

                                    LES MERGER, INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (PUERTO RICO), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (BRIDGEPORT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (DEER PARK), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (BATON ROUGE), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (PLAQUEMINE), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (CUSTOM TRANSPORT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (LOS ANGELES), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (TIPTON), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (GLOUCESTER), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (DEER TRAIL), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (MT. PLEASANT), INC.

                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (MINNEAPOLIS), INC.



                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (ARAGONITE), INC.



                                    LAIDLAW ENVIRONMENTAL SERVICES
                                    (SUSSEX), INC.

                                    LAIDLAW ENVIRONMENTAL, INC.

                                    By /s/ PAUL HUMPHREYS
                                      ------------------------------------------
                                       Name:  Paul Humphreys
                                       Title: Senior Vice President & CFO


                                    DIRT MAGNET, INC.

                                    THE MIDWAY GAS & OIL COMPANY

                                    ELGINT CORP.

                                    SAFETY-KLEEN ENVIROSYSTEMS
                                    COMPANY
                                    SAFETY-KLEEN ENVIROSYSTEMS
                                    COMPANY OF PUERTO RICO, INC.

                                    PETROCON, INC.

                                    PHILLIPS ACQUISITION CORP.

                                    SAFETY-KLEEN AVIATION CORP.

                                    SK INSURANCE COMPANY

                                    SK REAL ESTATE, INC.

                                    SAFETY-KLEEN INTERNATIONAL, INC.

                                    SAFETY-KLEEN OIL RECOVERY CO.

                                    SAFETY-KLEEN OIL SERVICES, INC.

                                    THE SOLVENTS RECOVERY SERVICE OF
                                    NEW JERSEY, INC.


                                    By /s/ PAUL HUMPHREYS
                                      ------------------------------------------
                                       Name:  Paul Humphreys
                                       Title: Senior Vice President & CFO


                                    SAFETY-KLEEN CORP.


                                    By /s/   HENRY TAYLOR
                                      ------------------------------------------
                                       Name:  Henry Taylor
                                       Title: Secretary


                                    THE BANK OF NOVA SCOTIA TRUST
                                    COMPANY OF NEW YORK COMPANY

                                    By /s/   WARREN A. GOSHINE
                                      ------------------------------------------
                                       Name:  Warren A. Goshine
                                       Title: Secretary

                                                                      Schedule I

                              SUBSIDIARY GUARANTORS

Laidlaw Environmental Services (US), Inc.
Laidlaw Environmental Services (Lone and Grassy Mountain), Inc.
Laidlaw Environmental Services (Tulsa), Inc.
Laidlaw Environmental Services (San Antonio), Inc.
Laidlaw Environmental Services (Wichita), Inc.
Laidlaw Environmental Services of Delaware, Inc.
Laidlaw Environmental Services (Rosemount), Inc.
Laidlaw Environmental Services (Sawyer), Inc.
Laidlaw Environmental Services (Tucker), Inc.
Ninth Street Properties, Inc.
Laidlaw Environmental Services (San Jose), Inc.
Chemclear, Inc. of Los Angeles
USPCI, Inc. of Georgia
LES Holdings, Inc.
East Carbon Development Financial Partners, Inc.
Laidlaw Environmental Services (Imperial Valley), Inc.
Laidlaw Environmental Services (Lokern), Inc.
Laidlaw Environmental Services (North East), Inc.
Laidlaw Environmental Services (Recovery), Inc.
Laidlaw Environmental Services (TES), Inc.
Corsan Trucking, Inc.
Laidlaw Environmental Services (TG), Inc.
Laidlaw Environmental Services (TOC), Inc.
Laidlaw Environmental Services (TS), Inc.
Laidlaw Environmental Services (Thermal Treatment), Inc.
GSX Chemical Services of Ohio, Inc.
LEMC, Inc.
Laidlaw Chemical Services, Inc.
Laidlaw Environmental Services (Altair), Inc.
Laidlaw Environmental Services (BDT), Inc.
Laidlaw Environmental Services (FS), Inc.
Laidlaw Environmental Services (GS), Inc.
Laidlaw Environmental Services (Clive), Inc.
Laidlaw Environmental Services (WT), Inc.
Laidlaw OSCO Holdings, Inc.
Laidlaw Environmental Services of Nashville, Inc.
Laidlaw Environmental Services of Bartow, Inc.
Laidlaw Environmental Services of California, Inc.
Laidlaw Environmental Services of Chattanooga, Inc.
Laidlaw Environmental Services of Illinois, Inc.

Laidlaw Environmental Services of South Carolina, Inc.
Laidlaw Environmental Services of White Castle, Inc.
LES Merger, Inc.
Laidlaw Environmental Services (Puerto Rico), Inc.
Laidlaw Environmental Services (Bridgeport), Inc.
Laidlaw Environmental Services (Deer Park), Inc.
Laidlaw Environmental Services (Baton Rouge), Inc.
Laidlaw Environmental Services (Plaquemine), Inc.
Laidlaw Environmental Services (Custom Transport), Inc.
Laidlaw Environmental Services (Los Angeles), Inc.
Laidlaw Environmental Services (Tipton), Inc.
Laidlaw Environmental Services (Gloucester), Inc.
Laidlaw Environmental Services (Deer Trail), Inc.
Laidlaw Environmental Services (Mt. Pleasant), Inc.
Laidlaw Environmental Services (Minneapolis), Inc.
Laidlaw Environmental Services (Aragonite), Inc.
Laidlaw Environmental Services (Sussex), Inc.
Laidlaw Environmental, Inc.
Safety-Kleen Corp.
Dirt Magnet, Inc.
The Midway Gas & Oil Company
Elgint Corp.
Safety-Kleen Envirosystems Company
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.
Petrocon, Inc.
Phillips Acquisition Corp.
Safety-Kleen Aviation, Inc.
SK Insurance Company
SK Real Estate, Inc.
Safety-Kleen International, Inc.
Safety-Kleen Oil Recovery Co.
Safety-Kleen Oil Services, Inc.
The Solvents Recovery Service of New Jersey, Inc.

                                                                       Exhibit A

                               [FACE OF SECURITY]

                                    LES, INC.

               __ % [Exchange]** Senior Subordinated Note due 2008

CUSIP ______________

No. _______                                                   $_________________

      LES, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to , or its registered assigns, the principal sum of ____________________________________ ($___________), on May 29, 2008.

            [Initial Interest Rate:       9 1/4% per annum.]*
            [Interest Rate:               9 1/4% per annum.]**
            Interest Payment Dates:       June 1 and December 1 of each year

commencing December 1, 1998.

            Regular Record Dates:         May 15 and November 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Date:                                     LES, INC.

                                          By: __________________________
                                              Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the 9 1/4% [Exchange]** Senior Subordinated Notes due 2008 described in the within-mentioned Indenture.

                                          THE BANK OF NOVA SCOTIA TRUST
                                          COMPANY OF NEW YORK, as Trustee

                                          By: _____________________________
                                              Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                                    LES, INC.

                    9 1/4% Senior Subordinated Note due 2008

1. Principal and Interest.

      The Company will pay the principal of this Security set forth on the face of this Security (or such other amount that may from time to time be indicated on the records of DTC or its nominee or on the records of the Trustee as custodian for DTC or its nominee as the result of increases or decreases by adjustments made on the records of DTC or its nominee or on the records of the Trustee, as custodian for DTC, in accordance with the rules and procedures of DTC; provided, however, such amounts may not exceed $400,000,000) on June 1, 2008.

      The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of [9 1/4% per annum (subject to adjustment as provided below)]* [9 1/4% per annum, except that interest accrued on this Security pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Securities from time to time during such periods].**

      Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 1998

      [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated May 29, 1998, among the Company, the Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Securities, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the date of original issue of the Securities,
(c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared

----------
*     Include only for Initial Securities.
**    Include only for Exchange Securities.

effective on or prior to the 180th calendar day following the date of original issue of the Securities, or (d) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically provided in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective, the interest rate borne by this Security shall be increased by 0.25% per annum for the first 90 days following the 60-day period referred to in clause (a) above, following the 150-day period referred to in clause (b) above or following the 180-day period referred to in clause (c) above or following the date on which the relevant registration statement ceases to be effective in the case of clause (d) above. Such interest will be increased by an additional 0.25% per annum for each subsequent 90-day period in the case of clause (a), clause (b), clause (c) or clause (d) above until such registration default has been cured; provided, however, that in no event will the interest rate borne by the Securities be increased by more than 1.50% per annum. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the consummation of the Exchange Offer, the effectiveness of a Shelf Registration Statement, or the effectiveness of a succeeding registration statement, as the case may be, the interest rate borne by this Security from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause
(a), (b), (c) or (d) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

      Interest on this Security will accrue from the most recent date to which interest has been paid [on this Security or the Security surrendered in exchange herefor]** or, if no interest has been paid, from May 29, 1998; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.

2. Method of Payment.

      The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each June 1 and December 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on

----------
*     Include only for Initial Securities.
**    Include only for Exchange Securities
registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after June 1, 2008.

      The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. [Payment of the principal of and premium, if any, and interest on the Securities will be made at the office or agency of the Company maintained for that purpose in The City of New York (which shall be the Corporate Finance Department of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America, or payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, however, that all payments to Holders who have given wire transfer instructions to the Company will be made by wire transfer of immediately available funds to the accounts specified by such Holder.]* [All payments will be made by wire transfer of immediately available funds to the accounts specified by the Holder.]** If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4. Securities Guarantees.

      This Security is entitled to the benefits of the Securities Guarantees made by each of the Guarantors as described in the Indenture, pursuant to which the Guarantors have irrevocably and unconditionally, jointly and severally, guaranteed on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, redemption or otherwise, of all obligations of the Company under the Indenture and this Security. A Guarantor shall be released from its Securities Guarantee upon the terms and subject to the conditions set forth in the Indenture.

----------
*     Include for Physical Securities only.
**    Include for Restricted Global Security only.

5. Subordination.

      This Security and the Securities Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness and Guarantor Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting this Security agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purposes.

6. Indenture; Limitations.

      The Company issued the Securities under an Indenture dated as of May 29, 1998 (the "Indenture"), among the Company, the Parent, certain domestic subsidiaries of the Company (the "Subsidiary Guarantors," and together with the Parent, the "Guarantors") which term will include all successor guarantors under the Indenture) and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

      The Securities are general unsecured obligations of the Company.

7. Redemption.

      Make-Whole Redemption. The Securities may be redeemed at the option of the Company in whole or in part, at any time and from time to time, prior to June 1, 2003, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of 104.625% of the principal amount of such Securities and the scheduled payments of interest thereon through and including June 1, 2003 discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

      Optional Redemption. The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after June 1, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning June 1, of each of the years set forth below:

                                                       Redemption
           Year                                          Price
           ----                                        ----------

           2003...................................      104.625%
           2004...................................      103.083%
           2005...................................      101.542%
           2006 and thereafter ...................      100.000%

      In addition, at any time or from time to time prior to June 1, 2001, the Company may redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Securities and (ii) the initial aggregate principal amount of any Additional Securities with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that, immediately after giving effect to such redemption, at least $211,300,000 aggregate principal amount of the Securities (including any Additional Securities) remains outstanding; provided, further, that such redemptions occur within 90 days of the date of closing of the related Public Equity Offering.

      Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

8. Repurchase upon a Change in Control and Asset Sales.

      (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

9. Denominations; Transfer; Exchange.

      The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

10. Persons Deemed Owners.

      A Holder may be treated as the owner of a Security for all purposes.

11.  Unclaimed Money.

      If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

      If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and premium, if any, and accrued interest on the Securities to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof.

13. Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

14. Restrictive Covenants.

      The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) certain Asset Sales; (iv) transactions with Affiliates; (v) dividends and other payment restrictions affecting Restricted Subsidiaries; (vi) issuances and sale of Capital Stock of Restricted Subsidiaries; (vii) designation of Unrestricted Subsidiaries; (viii) Liens; (ix) merger and certain transfers of assets; and (x) Contingent Obligations. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

15. Fall-away Event.

      In the event the Securities receive an Investment Grade rating and no Event of Default or Default shall have occurred and be continuing, upon the request of the Company, the covenants described in the immediately preceding paragraph generally will no longer be applicable to the Company and, if applicable, its Restricted Subsidiaries. Upon the Securities receiving an Investment Grade rating, covenants relating to (i) Liens securing Indebtedness and (ii) Sale and Leaseback Transactions will apply to the Company, and if applicable, the Restricted Subsidiaries.

16. Successor Persons.

      When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

17. Remedies for Events of Default.

      If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.

18. Trustee Dealings with Company.

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

19. Authentication.

      This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

20. Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to LES, Inc., 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201, Attention: Henry H. Taylor, Esq.

                            [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                           ON ALL CERTIFICATES EXCEPT
                    PERMANENT OFFSHORE PHYSICAL CERTIFICATES]

      In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or ______, 2000 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: ____________________      ________________________________________________

                                NOTICE: The signature to this assignment must
                                        correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________      ________________________________________________

                                NOTICE: To be executed by an executive
                                        officer, general partner, trustee or
                                        similar representative.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have this Security purchased by the Company pursuant to
Section 1012 or Section 1013 of the Indenture, check the Box: |_|.

      If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1013 of the Indenture, state the amount (in original principal amount) below:

                             $____________________.

Date:

Your Signature: ________________________________
                (Sign exactly as your name appears
                on the other side of this Security)

Signature Guarantee: ____________________________
                  (Signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company)

                                                                       EXHIBIT B

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                   TRANSFER FROM RESTRICTED GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY

The Bank of Nova Scotia
  Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

            Re: 9 1/4% Senior Subordinated Notes due 2008 of LES, Inc.

      Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), between LES, Inc., as issuer (the "Company"), Laidlaw Environmental Services, Inc. and each of the Subsidiary Guarantors listed on
Schedule I thereto and The Bank of Nova Scotia, Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $_________ principal amount of Securities which are evidenced by the Restricted Global Security (CUSIP No._________) and held with the Depositary in the name of Cede & Co. (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. ________).

      In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

      (A) if the transfer has been effected pursuant to Rule 903 or Rule 904:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either:

                  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                  (b) the transaction was executed in, on or through the
            facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) if the transfer is being requested prior to ____________, 1998, upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ____________); and

      (B) If the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144 under the Securities Act.

      Upon giving effect to this request to exchange a beneficial interest in such Restricted Global Security for a beneficial interest in a Regulation S Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Security pursuant to the Indenture and the Securities.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                  [Insert Name of Transferor]


                                  By:____________________________________
                                      Name:
                                      Title:

Dated:  ____________, ____       Signature Guarantee


                                 ________________________________________

                                                                       EXHIBIT C

               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                  TRANSFER FROM REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY

The Bank of Nova Scotia
  Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

            Re: 9 1/4% Senior Subordinated Notes due 2008 of LES, Inc.

      Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), between LES, Inc., as issuer (the "Company"), Laidlaw Environmental Services, Inc. and each of the Subsidiary Guarantors listed on
Schedule I thereto and The Bank of Nova Scotia, Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $____________ principal amount of the Securities which are evidenced by the Regulation S Global Security (CUSIP No. _________) and held with the Depositary in the name of Cede & Co. (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. __________), to be held with the Depositary.

      In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

      Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Securities for a beneficial interest in the Restricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the U.S. Global Securities pursuant to the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                  [Insert Name of Transferor]


                                  By:____________________________________
                                      Name:
                                      Title:

Dated:  ____________, ____        Signature Guarantee


                                  _____________________________________

                                                                       EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER OF U.S. PHYSICAL SECURITIES TO REGULATION S GLOBAL SECURITY OR RESTRICTED GLOBAL SECURITY

The Bank of Nova Scotia
  Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

            Re: 9 1/4% Senior Subordinated Notes due 2008 of LES, Inc.

      Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), between LES, Inc., as issuer (the "Company"), Laidlaw Environmental Services, Inc. and each of the Subsidiary Guarantors listed on
Schedule I thereto and The Bank of Nova Scotia, Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $___________ principal amount of Securities which are evidenced by a definitive Physical Security (Certificate No. __________, CUSIP No. __________, in the name of _________________) (the "Transferor"). The
Transferor has requested a transfer of such interest in the Securities to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the [Restricted Global Security CUSIP No. ____________] [Regulation S Global Security (CUSIP No. __________)].

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that: [if such request is made for transfer to the Regulation S Global Security: such transfer has been effected pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

            (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                  (A) the offer of the Securities was not made to a person in the United States;

                  (B) either:

                        (i) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                        (ii) the transaction was executed in, on or through the
                  facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (C) no directed selling efforts have been made in
            contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; [and]

                  (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; [and

                  (E) if the transfer is being requested prior to _________,
            1998: Upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code __________);] or

            (2) if the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144.]

            (3) if such request is made for transfer to the Restricted Global
      Security: Such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

      Upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code_____).

                                  [Insert Name of Transferor]


                                  By:____________________________________
                                      Name:
                                      Title:

Dated:  ____________, ____        Signature Guarantee


                                  _____________________________________

                                                                       EXHIBIT E

FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE AFTER TWO YEARS

The Bank of Nova Scotia
  Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

            Re: 9 1/4% Senior Subordinated Notes due 2008 of LES, Inc.

      Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), between LES, Inc., as issuer (the "Company"), Laidlaw Environmental Services, Inc. and each of the Subsidiary Guarantors listed on
Schedule I thereto and The Bank of Nova Scotia, Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      [For transfers: This letter relates to $__________ principal amount of Securities which are evidenced by a [Restricted Global Security (CUSIP No. _________) and held with the Depositary in the name of Cede & Co.] [a U.S. Physical Security (CUSIP No. ________________) registered in the name of _________________] [and held for the benefit of _________________] (the
"Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be transferred to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. _________).

      In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that upon such transfer, (a) a period of at least two years will have elapsed since May __, 1998, (b) the Beneficial Owner during the three months preceding the date of such transfer was not an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it was not acting on behalf of such an affiliate and (c) such Person to whom such transfer is being made is not an "affiliate" of the Company.]

      [For exchanges: This letter relates to $__________ principal amount of Securities that are evidenced by a [Restricted Global Security (CUSIP No. __________) and held with the Depositary in the name of [______________] [and held for the benefit of ]__________________] (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. __________).

      In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that [it is located and acquired such securities outside the United

States (if the Restricted Period has ended) and that such transfer is being made in accordance with Rule 903 or 904 of Regulation S promulgated under the U.S. Securities Act of 1933][, upon such exchange, (a) it will be the beneficial owner of such Securities, (b) a period of at least two years will have elapsed since May 29, 1998 and (c) the Beneficial Owner will not be, and during the three months preceding the date of such exchange will not have been, an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it is not acting on behalf of such an affiliate.]

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:                             [Insert Name of Beneficial Owner]

                                    By: ___________________________________
                                        Name:
                                        Title:

================================================================================

                            ------------------------

                                    Indenture

                            Dated as of May 29, 1998

                            ------------------------

                                  $325,000,000

                    9 1/4% Senior Subordinated Notes due 2008

                            ------------------------

                                   LES, INC.,

                                     Issuer,

                    LAIDLAW ENVIRONMENTAL SERVICES, INC. AND
                        EACH OF THE SUBSIDIARY GUARANTORS
                          LISTED ON SCHEDULE I HERETO,

                                   Guarantors,

                                       and

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

                                     Trustee

================================================================================

                                    LES, Inc.

               Reconciliation and tie between Trust Indenture Act
                of 1939 and Indenture, dated as of April 28, 1998

Trust Indenture
  Act Section                                               Indenture Section
ss. 310(a)(1)    ........................................   607
       (a)(2)    ........................................   607
       (b)       ........................................   608
ss. 312(c)       ........................................   701
ss. 314(a)       ........................................   703
       (a)(4)    ........................................   1008(a)
       (c)(1)    ........................................   102
       (c)(2)    ........................................   102
       (e)       ........................................   102
ss. 315(b)       ........................................   601
ss. 316(a)(last
       sentence) ........................................   101 ("Outstanding")
       (a)(1)(A) ........................................   502, 512
       (a)(1)(B) ........................................   513
       (b)       ........................................   508
       (c)       ........................................   105(d)
ss. 317(a)(1)    ........................................   503
       (a)(2)    ........................................   504
       (b)       ........................................   1003
ss. 318(a)       ........................................   111

                            TABLE OF CONTENTS

                                                                         Page

PARTIES.....................................................................1
RECITALS OF THE COMPANY.....................................................1

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

      SECTION 101.  Definitions.............................................2
      SECTION 102.  Compliance Certificates and Opinions...................26
      SECTION 103.  Form of Documents Delivered to Trustee.................26
      SECTION 104.  Acts of Holders........................................27
      SECTION 105.  Notices, etc., to Trustee, Company or Guarantors.......28
      SECTION 106.  Notice to Holders; Waiver..............................29
      SECTION 107.  Conflict of any Provision of Indenture with
                      Trust Indenture Act..................................29
      SECTION 108.  Effect of Headings and Table of Contents...............30
      SECTION 109.  Successors and Assigns.................................30
      SECTION 110.  Separability Clause....................................30
      SECTION 111.  Benefits of Indenture..................................30
      SECTION 112.  Governing Law..........................................30
      SECTION 113.  Legal Holidays.........................................30

                                   ARTICLE II

                                 SECURITY FORMS

      SECTION 201.  Forms Generally........................................31
      SECTION 202.  Restrictive Legends....................................32

                                   ARTICLE III

                                 THE SECURITIES

      SECTION 301.  Title and Terms........................................34
      SECTION 302.  Denominations..........................................35
      SECTION 303.  Execution, Authentication, Delivery and Dating.........35
      SECTION 304.  Temporary Securities...................................36

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                         Page

      SECTION 305.  Registration, Registration of Transfer and Exchange....37
      SECTION 306.  Book-Entry Provisions for Restricted Global Security...38
      SECTION 307.  Special Transfer Provisions............................40
      SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities.......42
      SECTION 309.  Payment of Interest; Interest Rights Preserved.........43
      SECTION 310.  Persons Deemed Owners..................................45
      SECTION 311.  Cancellation...........................................45
      SECTION 312.  Issuance of Additional Securities......................45
      SECTION 313.  CUSIP and CINS Numbers.................................45
      SECTION 314.  Computation of Interest................................46

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

      SECTION 401.  Satisfaction and Discharge of Indenture................46
      SECTION 402.  Application of Trust Money.............................47

                                    ARTICLE V

                                    REMEDIES

      SECTION 501.  Events of Default......................................47
      SECTION 502.  Acceleration of Maturity; Rescission and Annulment.....49
      SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                      by Trustee...........................................50
      SECTION 504.  Trustee May File Proofs of Claim.......................51
      SECTION 505.  Trustee May Enforce Claims Without Possession of
                      Securities...........................................52
      SECTION 506.  Application of Money Collected.........................52
      SECTION 507.  Limitation on Suits....................................52
      SECTION 508.  Unconditional Right of Holders to Receive Principal,
                      Premium and Interest.................................53
      SECTION 509.  Restoration of Rights and Remedies.....................53
      SECTION 510.  Rights and Remedies Cumulative.........................54
      SECTION 511.  Delay or Omission Not Waiver...........................54
      SECTION 512.  Control by Holders.....................................54
      SECTION 513.  Waiver of Past Defaults................................55
      SECTION 514.  Waiver of Stay or Extension Laws.......................55
      SECTION 515.  Undertaking for Costs..................................55
      SECTION 516.  No Personal Liability of Directors, Officers,
                      Employees and Stockholders...........................56


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                                   ARTICLE VI

                                   THE TRUSTEE

      SECTION 601.  Notice of Defaults.....................................56
      SECTION 602.  Certain Rights of Trustee..............................56
      SECTION 603.  Trustee Not Responsible for Recitals or Issuance
                      of Securities........................................58
      SECTION 604.  May Hold Securities....................................58
      SECTION 605.  Money Held in Trust....................................58
      SECTION 606.  Compensation and Reimbursement.........................58
      SECTION 607.  Corporate Trustee Required; Eligibility................59
      SECTION 608.  Resignation and Removal; Appointment of Successor......59
      SECTION 609.  Acceptance of Appointment by Successor.................61
      SECTION 610.  Merger, Conversion, Consolidation or Succession to
                      Business.............................................61

                                   ARTICLE VII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

      SECTION 701.  Disclosure of Names and Addresses of Holders...........62
      SECTION 702.  Reports by Trustee.....................................62

                                  ARTICLE VIII

                       CONSOLIDATION, MERGER, CONVEYANCE,
                             TRANSFER OR LEASE

      SECTION 801.  Company May Consolidate, etc., Only on Certain Terms...62
      SECTION 802.  Successor Substituted..................................63

                                   ARTICLE IX

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                         AND SECURITIES GUARANTEES

      SECTION 901.  Without Consent of Holders.............................64
      SECTION 902.  With Consent of Holders................................65
      SECTION 903.  Execution of Supplemental Indentures...................66
      SECTION 904.  Effect of Supplemental Indentures......................66
      SECTION 905.  Conformity with Trust Indenture Act....................66
      SECTION 906.  Reference in Securities to Supplemental Indentures.....66


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                                                                         Page

      SECTION 907.  Notice of Supplemental Indentures......................67

                                    ARTICLE X

                                    COVENANTS

      SECTION 1001.  Payment of Principal, Premium, If Any, and Interest...67
      SECTION 1002.  Maintenance of Office or Agency.......................67
      SECTION 1003.  Money for Security Payments to Be Held in Trust.......68
      SECTION 1004.  Corporate Existence...................................69
      SECTION 1005.  Payment of Taxes and Other Claims.....................69
      SECTION 1006.  Maintenance of Properties.............................70
      SECTION 1007.  Insurance.............................................70
      SECTION 1008.  Statement by Officers As to Default...................70
      SECTION 1009.  Provision of Reports and Financial Statements.........71
      SECTION 1010.  Limitation on Incurrence of Indebtedness and
                       Issuance of Disqualified Stock......................71
      SECTION 1011.  Limitation on Restricted Payments.....................72
      SECTION 1012.  Purchase of Securities upon a Change of Control.......76
      SECTION 1013.  Limitation on Certain Asset Sales.....................77
      SECTION 1014.  Limitation on Transactions with Affiliates............79
      SECTION 1015.  Limitation on Dividends and Other Payment
                      Restrictions Affecting Restricted Subsidiaries.......80
      SECTION 1016.  Limitation on Issuances and Sales of Capital Stock
                       of Restricted Subsidiaries..........................81
      SECTION 1017.  Limitation on Liens...................................82
      SECTION 1018.  Unrestricted Subsidiaries.............................82
      SECTION 1019.  Limitation on Layering Indebtedness...................83
      SECTION 1020.  Limitation on Guarantees of Indebtedness by
                      Restricted Subsidiaries..............................83
      SECTION 1021.  Limitation on Conduct of Business.....................83
      SECTION 1022.  Limitation on Incurrence of Contingent Obligations....84
      SECTION 1023.  Payments for Consent..................................84
      SECTION 1024.  Limitation on Liens Securing Indebtedness.............84
      SECTION 1025.  Limitation on Sale and Leaseback Transactions.........84
      SECTION 1026.  Waiver of Certain Covenants...........................85
      SECTION 1027.  Fall-Away of Certain Covenants........................85

                                   ARTICLE XI

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                                                                         Page

                            REDEMPTION OF SECURITIES

      SECTION 1101.  Right of Redemption...................................86
      SECTION 1102.  Applicability of Article..............................86
      SECTION 1103.  Election to Redeem; Notice to Trustee.................87
      SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.....87
      SECTION 1105.  Notice of Redemption..................................87
      SECTION 1106.  Deposit of Redemption Price...........................88
      SECTION 1107.  Securities Payable on Redemption Date.................88
      SECTION 1108.  Securities Redeemed in Part...........................89

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 1201.  Company Option to Effect Defeasance or Covenant
                       Defeasance..........................................89
      SECTION 1202.  Defeasance and Discharge..............................89
      SECTION 1203.  Covenant Defeasance...................................90
      SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.......90
      SECTION 1205.  Deposited Money and U.S. Government Obligations to
                       Be Held in Trust; Other Miscellaneous Provisions....92
      SECTION 1206.  Reinstatement.........................................93

                                  ARTICLE XIII

                              SECURITIES GUARANTEES

      SECTION 1301.  Securities Guarantees.................................93
      SECTION 1302.  Guaranty Absolute.....................................94
      SECTION 1303.  Waivers...............................................96
      SECTION 1304.  Subrogation...........................................96
      SECTION 1305.  No Waiver; Remedies...................................97
      SECTION 1306.  Continuing Guaranty; No Right of Set-Off;
                       Independent Obligation..............................97
      SECTION 1307.  Subsidiary Guarantors May Consolidate, Etc., on
                       Certain Terms.......................................97
      SECTION 1308.  Additional Guarantors.................................98
      SECTION 1309.  Releases..............................................98

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      SECTION 1310.  Benefits Acknowledged.................................99
      SECTION 1311.  Severability..........................................99

                                   ARTICLE XIV

              SUBORDINATION OF SECURITIES AND SECURITIES GUARANTEES

      SECTION 1401.  Securities and Securities Guarantees Subordinate
                       to Senior Indebtedness..............................99
      SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc.......100
      SECTION 1403.  No Payment When Certain Senior Indebtedness in
                       Default............................................101
      SECTION 1404.  Payment Permitted If No Default......................102
      SECTION 1405.  Subrogation to Rights of Holders of Senior
                       Indebtedness.......................................102
      SECTION 1406.  Provisions Solely to Define Relative Rights..........103
      SECTION 1407.  Trustee to Effectuate Subordination..................104
      SECTION 1408.  No Waiver of Subordination Provisions................104
      SECTION 1409.  Notice to Trustee....................................105
      SECTION 1410.  Reliance on Judicial Order or Certificate of
                       Liquidation Agent..................................105
      SECTION 1411.  Trustee Not Fiduciary for Holders of Senior
                       Indebtedness.......................................106
      SECTION 1412.  Rights of Trustee as Holder of Senior Indebtedness;
                         Preservation of Trustee's Rights.................106
      SECTION 1413.  Applicability to Paying Agents.......................106
      SECTION 1414.  Defeasance of this Article XIV.......................106
      SECTION 1415.  Subordination Provisions Controlling.................107

                                    SCHEDULES

SCHEDULE I - Guarantors

SCHEDULE II - Agreements Pursuant to Section 1015

                                    EXHIBITS

Exhibit A - Form of Security

Exhibit B - Form of Certificate for Exchange or Registration of Transfer from
            Restricted Global Security to Regulation S Global Security

Exhibit C - Form of Certificate for Exchange or Registration of Transfer from
            Regulation S Global Security to Restricted Global Security

Exhibit D - Form of Certificate for Transfer of U.S. Physical Securities to
            Regulation S Global Security or Restricted Global Security

Exhibit E - Form of Certificate for Transfer or Exchange after Two Years


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